Exhibit 99.3

AMENDMENT TO

PULMATRIX, INC. AMENDED AND RESTATED 2013 EMPLOYEE, DIRECTOR, AND

CONSULTANT EQUITY INCENTIVE PLAN

This AMENDMENT TO PULMATRIX, INC. AMENDED AND RESTATED 2013 EMPLOYEE, DIRECTOR, AND CONSULTANT EQUITY INCENTIVE PLAN (this “Amendment”), effective as of March 11, 2019 (the “Effective Date”), is made and entered into by Pulmatrix, Inc., a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Pulmatrix, Inc. Amended and Restated 2013 Employee, Director, and Consultant Equity Incentive Plan (the “Incentive Plan”).

RECITALS

WHEREAS, Section 4(c) of the Incentive Plan provides that (after giving effect to a prior four-for-ten reverse stock split in accordance with the provisions of Section 25 of the Incentive Plan) no participant shall receive an award with respect to more than 800,000 Shares in any fiscal year;

WHEREAS, pursuant to Section 32 of the Incentive Plan, the Company may amend the Incentive Plan from time to time; and

WHEREAS, the Company desires to amend the Incentive Plan to remove the annual share award limit.

NOW, THEREFORE, in accordance with Section 32 of the Incentive Plan, the Incentive Plan is hereby amended, effective as of the Effective Date, as follows:

1.    Section 4(c) of the Incentive Plan is amended by deleting said section in its entirety and replacing it with the following new Section 4(c):

(c)    Determine the number of Shares for which a Stock Right or Stock Rights shall be granted.

2.    Except as expressly amended by this Amendment, the Incentive Plan shall continue in full force and effect in accordance with the provisions thereof, and all awards granted under the Incentive Plan prior to the Effective Date shall continue to be governed pursuant to the terms of the Incentive Plan as in effect prior to the Effective Date.

[Remainder of Page Intentionally Left Blank;

Signature Page Follows.]

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the Effective Date.

PULMATRIX, INC.

By:	/s/ Robert W. Clarke
Name:	Robert W. Clarke
Title:	Chief Executive Officer

Signature Page to

Amendment to Pulmatrix, Inc. Amended and Restated 2013 Employee,

Director, and Consultant Equity Incentive Plan